UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report
(Date of Earliest Event Reported):
October 2, 2025
THE CAMPBELL'S COMPANY

New Jersey	1-3822	21-0419870
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
One Campbell Place
Camden, New Jersey 08103-1799
Principal Executive Offices
Telephone Number: (856) 342-4800

Not Applicable
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Capital Stock, par value $.0375	CPB	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 – Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
On October 7, 2025, The Campbell’s Company (the “Company”) announced that Todd E. Cunfer, age 61, has been appointed as the Company’s Executive Vice President and Chief Financial Officer, effective October 20, 2025.
Mr. Cunfer served as Chief Financial Officer of Freshpet, Inc. since December 2022. Mr. Cunfer previously served as the Chief Financial Officer of The Simply Good Foods Company from August 2017 to October 2022. Prior to that, Mr. Cunfer worked for The Hershey Company in a variety of senior finance roles for more than 20 years, including Vice President, International Finance, Vice President, Global Supply Chain Finance and Vice President, North America Finance.
In connection with his appointment as Executive Vice President and Chief Financial Officer, Mr. Cunfer will receive the following compensation arrangements:
i.base salary of $725,000 per year;
ii.target annual bonus for fiscal 2026 under the Company’s Annual Incentive Plan of 90% of base salary, pro rata, payable at the discretion of the Board of Directors of the Company and subject to the achievement of individual and Company performance goals and objectives; and
iii.target long-term incentive award for fiscal 2026 of 225% of base salary under the Company’s 2022 Long-Term Incentive Program.
In addition, Mr. Cunfer will receive a one-time grant of $1,600,000 issued as time-lapse restricted stock units and a cash payment of $1,200,000 in recognition of his forfeiture of equity awards and an annual bonus from his prior employment.
Mr. Cunfer will participate in the Company’s standard employee benefit and retirement programs, and receive $8,000 per quarter under the Personal Choice Program. The Personal Choice Program is further described in the Company’s 2024 Proxy Statement.
Mr. Cunfer will enter into an Amended and Restated Change in Control Severance Protection Agreement in substantially the same form filed as Exhibit 10 (ee) to the Company’s Annual Report on Form 10-K for the fiscal year ended July 28, 2024.
There are no family relationships between Mr. Cunfer and any directors or executive officers of the Company. There are no transactions in which Mr. Cunfer has an interest which would require disclosure by the Company under Item 404(a) of Regulation S-K.
The Company has also announced that Carrie L. Anderson, Executive Vice President and Chief Financial Officer, will be leaving her role, effective October 20, 2025. Ms. Anderson is entitled to receive severance payments and other benefits pursuant to the Company's previously disclosed Executive Severance Pay Plan and 2022 Long-Term Incentive Plan.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE CAMPBELL'S COMPANY

Date: October 7, 2025	By:	/s/ Charles A. Brawley, III
Charles A. Brawley, III
Executive Vice President, General Counsel and Corporate Secretary